Exhibit 99.1

News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Ball Corporation Board Elects Cynthia A. Niekamp and Daniel J. Heinrich
 as New Members

BROOMFIELD, Colo., August 4, 2016 — Ball Corporation's (NYSE: BLL) board of directors has elected Cynthia A. Niekamp, retired senior vice president from PPG Industries, Inc., and Daniel J. Heinrich, former executive vice president and chief financial officer from The Clorox Company, to serve as directors of the Corporation.
Niekamp, 57, served at PPG Industries for seven years, most recently as senior vice president of automotive coatings. Prior to that, she served as president and general manager of TorqTransfer Systems at BorgWarner Inc.; senior vice president and chief financial officer at MeadWestvaco Corporation (now WestRock Company); and in various leadership roles at TRW, Inc. and General Motors Corporation. Niekamp currently serves on the board of directors for Magna International Inc.
Heinrich, 60, worked at The Clorox Company for 11 years, serving as executive vice president and chief financial officer for 9 years. Previous roles include senior vice president and treasurer at Transamerica Finance Corporation; senior vice president, treasurer and controller at Granite Management Company; and senior vice president, chief accounting officer and controller at First Nationwide Bank. Heinrich currently serves on the board of directors for ARAMARK and Edgewell Personal Care Company.
"We are pleased to welcome Cindy and Dan to Ball's board of directors," said John A. Hayes, chairman, president and chief executive officer. "They share our values, and the breadth of their industry, operational and financial experience is the perfect complement to our current board makeup as we continue to position Ball for long-term success."
About Ball Corporation
Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 18,700 people worldwide and pro forma 2015 net sales were $11 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.
Forward-Looking Statements
This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates" and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10‑K, which are available on our website and at www.sec.gov. Factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; competitive activity; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; currency controls; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 1

process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company's defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives and synergies; interest rates affecting our debt; and successful or unsuccessful acquisitions and divestitures, including with respect to the Rexam PLC acquisition or the associated divestiture; the effect of the acquisition or the divestiture on our business relationships, operating results and business generally; the outcome of any legal proceedings that may be instituted against us related to the acquisition or the divestiture.

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Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 2